FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11th, 2020

ALTERNATIVE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-34858	98-0568076
(State of Incorporation)	(Commission File Number)	(IRS EIN)

150 East 52nd St

New York, NY 10022

(Address of principal executive offices) (Zip Code)

(917) 480-1169

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This communication contains “forward-looking statements”. All statements other than statements of historical fact contained in this report are forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs and assumptions concerning future developments and business conditions and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.

Item 9.01	Financial Statements

Alternative Investments Corporation (AIKO) (the “Company”) cannot file its 2020 Q2 10Q by the May 14, 2020 deadline. On the basis of the March 25 SEC Order, the Company will be using the full extension allowance of 45 days. The basis for this is that COVID-19 has had a very real and tangible impact on the Company’s ability to file on time. The Company’s office remains effectively closed and inaccessible due to New York Governor Andrew Cuomo’s “New York on PAUSE” executive order (“Government Emergency Order”), making use of the office as intended impossible as of March 22, 2020. The Company has been unable to maintain up to date banking, bookkeeping and accounting operations. Notwithstanding the current circumstances, the Company is confident that it will be able within the 45-day extension window.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14th, 2020

ALTERNATIVE INVESTMENT CORPORATION

By:	/s/ Antonio Treminio
Name:	Antonio Treminio
Title:	Director, CEO

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